Exhibit 99.1

Atomera Provides Second Quarter 2018 Results

LOS GATOS, CA Aug 8, 2018 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and intellectual property licensing company focused on deploying its proprietary technology into the semiconductor industry, today provided a corporate update and announced financial results for the second quarter ended June 30, 2018.

Company Highlights

•	Grew the number of engagements in the Integration Phase to eleven
•	Recognized engineering services revenue
•	Working with 4 customers on multiple processes
•	18 engagements underway with 14 customers
•	Announced results showing MST technology significantly improves High-K/Metal gate transistors

Management Commentary

“Atomera has deepened and extended its relationships with significant semiconductor fabs in the second quarter toward an end goal of licensing and royalty agreements,” commented Scott Bibaud, President and CEO. “We continue to demonstrate the efficacy of MST and further engage in planning and integration with our prospective customers.”

Second Quarter 2018 Financial Results

During the second quarter of 2018, the Company incurred a net loss of $3.2 million, or ($0.26) per basic and diluted share, compared to a net loss of $3.6 million, or ($0.31) per basic and diluted share, for the second quarter of 2017. Adjusted EBITDA (a non-GAAP financial measure) in the second quarter of 2018 was a loss of $2.6 million compared to an adjusted EBITDA loss of $2.2 million in the second quarter of 2017.

The Company had $12.3 million in cash and cash equivalents as of June 30, 2018, compared to $14.5 million as of March 31, 2018 and $17.4 million as of December 31, 2017.

The total number of shares outstanding was 12,408,525 as of June 30, 2018.

2018 Second Quarter Results Conference Call and Webcast

Atomera will host a conference call today to discuss its financial results and recent progress.

Date: Wednesday, Aug. 8, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: (844) 263-8318 (domestic); +1 (213) 358-0960 (international)

Replay: Available until Aug. 15, 2018; 855-859-2056 (domestic); +1(404) 537-3406 (international); passcode 3855109.

Webcast: Accessible at www.atomera.com

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Atomera Provides Second Quarter 2018 Results

Note about NonGAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a nonGAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, stockbased compensation, the change in fair value of derivative liabilities, and the gain on the extinguishment of debt. Our definition of adjusted EBITDA may not be comparable to the definitions of similarlytitled measures used by other companies. We believe that this nonGAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated has developed Mears Silicon Technology™ ("MST®"), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nanoscaling technologies already in the semiconductor industry roadmap.

Safe Harbor

This press release contains forwardlooking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forwardlooking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that we have not yet commenced principal revenue producing operations or entered into a definitive agreement with regard to the licensing or commercialization of our MST technology, thus subjecting us to all of the risks inherent in a prerevenue enterprise; (2) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (3) our ability to protect our proprietary technology, trade secrets and knowhow and (4) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC on March 6, 2018. We caution readers not to place undue reliance on any forwardlooking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

-- Financial Tables Follow --

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Atomera Provides Second Quarter 2018 Results

Atomera Incorporated

Condensed Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2018	2017
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$12,254	$17,369
Accounts receivable	96	110
Prepaid expenses and other current assets	296	248
Total current assets	12,646	17,727

Property and equipment, net	65	67
Security deposit	13	13

Total assets	$12,724	$17,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$339	$198
Accrued expenses	285	239
Accrued payroll related expenses	338	512

Total liabilities	962	949

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 2,500 shares; none issued and outstanding at June 30, 2018 and December 31, 2017	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 12,408 and 12,161 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively.	12	12
Additional paid-in capital	127,078	125,911
Accumulated deficit	(115,328)	(109,065)
Total stockholders’ equity	11,762	16,858

Total liabilities and stockholders’ equity	$12,724	$17,807

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Atomera Provides Second Quarter 2018 Results

Atomera Incorporated

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended June 30,		Six Months ended June 30,
	2018	2017	2018	2017

Revenue	$96	$–	$96	$–
Cost of revenue	(113)	–	(113)	–
Gross margin	(17)	–	(17)	–
Operating expenses
Research and development	1,738	1,444	3,428	2,900
General and administrative	1,254	1,712	2,457	3,315
Selling and marketing	212	508	458	1,017
Total operating expenses	3,204	3,664	6,343	7,232

Loss from operations	(3,221)	(3,664)	(6,360)	(7,232)

Other income/(expense)
Interest income	50	36	97	64
Other expense	–	(2)	–	(6)
Total other income/(expense), net	50	34	97	58

Net loss	$(3,171)	$(3,630)	$(6,263)	(7,174)

Net loss per common share, basic and diluted	$(0.26)	$(0.31)	$(0.52)	(0.62)

Weighted average number of common shares outstanding, basic and diluted	12,078	11,616	12,060	11,594

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Atomera Provides Second Quarter 2018 Results

Atomera Incorporated

Reconciliation to Non- GAAP EBITDA

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2018	2017	2018	2017

Net loss (GAAP)	$(3,171)	$(3,630)	$(6,263)	$(7,174)
Add (subtract) the following items:
Interest income	(50)	(36)	(97)	(64)
Depreciation and amortization	8	4	16	9
Stock-based compensation	621	1,428	1,166	2,638
Adjusted EBITDA (non-GAAP)	$(2,592)	$(2,239)	$(5,178)	$(4,591)

# # #

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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